Exhibit 4

                        WARRANT TO PURCHASE COMMON STOCK
                              (CONVERSION WARRANTS)

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SHARES ISSUABLE HEREUNDER.


Issuer: Thinka Weight-Loss Corporation
Class of Stock: Common Stock
Issue Date: January 29, 2003
Expiration Date: January 29, 2006

     THIS WARRANT TO PURCHASE COMMON STOCK is being issued pursuant to that certain Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between Thinka Weight-Loss Corporation, a Nevada corporation (the "Company") and La Jolla Cove Investors, Inc. ("Holder").

     The Company hereby grants to Holder the right to purchase that number of shares of the Company's Common Stock (the "Shares" or "Warrant Shares") equal to five (5) times the number of shares of Common Stock issued to Holder from time to time pursuant to the conversion of the Debenture (as such term is defined in the Purchase Agreement). For avoidance of doubt, this Warrant may be exercised concurrently with or subsequent to the issuance of a Conversion Notice under the Debenture. The date that the Holder issues a Conversion Notice under the Debenture is hereafter referred to as the "Conversion Date." Defined terms not defined herein shall have the meanings ascribed to them in the Debenture or the Purchase Agreement.

     This Warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares on January 29, 2006.

                                    ARTICLE 1
                                    EXERCISE
                                    --------

          1.1     Method  of  Exercise.  Holder  may  exercise  this  Warrant by
                  --------------------
delivering a duly executed Warrant Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, along with a
              -----------
check payable to the Company for the aggregate Exercise Price for the Shares being purchased.

          1.2     Delivery  of  Certificate  and  New  Warrant.  As  promptly as
                  --------------------------------------------
practicable after the receipt of the Warrant Notice of Exercise, but in any event not more than three (3) Business Days after the Company's receipt of the Warrant Notice of Exercise, the Company shall issue the Shares and cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Shares has been declared effective by the SEC cause to be electronically transferred, to Holder a certificate representing the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant substantially in the form of this Warrant representing the right to acquire the portion of the Shares not so acquired.

          1.3     Replacement  of  Warrants.  On  receipt of evidence reasonably
                  -------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.4     Exercise  Price.  As  to the Warrants associated with $250,000
                  ---------------
Principal Amount of the Debenture, the Exercise Price of this Warrant shall be the lesser of (a) $1.00; or (b) eighty percent (80%) of the lowest Market Price during the twenty (20) Trading Days prior to Holder's election to exercise
("Discount Multiplier"); and as to the Warrants associated with $50,000 Principal Amount of the Debenture, the Exercise Price shall be the lesser of (c) $0.20; or (d) eighty percent (80%) of the lowest Market Price during the twenty
(20)  Trading  Days  prior  to  Holder's  election  to  exercise  ("Discount
Multiplier"), provided, that in the event that the Registration Statement has not been declared effective by the SEC by the Deadline, then the Discount Multiplier shall decrease by three percent (3%) for each month or partial month occurring after the Deadline that the Registration Statement has not been declared effective by the SEC. It shall be at Holder's sole discretion as to which portion of the Warrants are exercised at any particular time.

          1.5     Certification  of  Buyer.  Unless  a registration statement is
                  ------------------------
effective for the issuance of the Warrant Shares on the Conversion Date, then Buyer shall deliver to the Company, upon request, a certification that the representations and warranties set forth in this Warrant are true as of the Conversion Date.


                                    ARTICLE 2
                            ADJUSTMENT TO THE SHARES
                            ------------------------

     The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment form time to time upon the occurrence of certain events, as follows:

          2.1     Reclassification.  In  case  of any reclassification or change
                  ----------------
of outstanding securities of the class issuable upon exercise of this Warrant then, and in any such case, the Holder, upon the exercise hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one Share. The provisions of this Section 2.1 shall similarly apply to successive reclassifications or changes.

          2.2     Subdivision  or  Combination of Shares.  If the Company at any
                  --------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its Shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          2.3     Stock  Dividends.  If  the  Company,  at  any  time while this
                  ----------------
Warrant is outstanding shall pay a dividend with respect to its Shares payable in Shares, or make any other distribution of Shares with respect to Shares (except any distribution specifically provided for in Section 2.1 and Section
2.2 above), then the Exercise Price shall be adjusted, effective from and after the date of determination of shareholders entitled to received such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction. (a) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

          2.4     Non-Cash  Dividends.  If  the  Company  at any time while this
                  -------------------
Warrant is outstanding shall pay a dividend with respect to Shares payable in securities other than Shares or other non-cash property, or make any other distribution of such securities or property with respect to Shares (except any distribution specifically provided for in Section 2.1 and Section 2.2 above), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which a holder of Shares would have been entitled to receive upon such dividend or distribution, without the payment by the Holder of any additional consideration for such securities or property.

          2.5     Effect  of  Reorganization  and  Asset  Sales.  If  any  (i)
                  ---------------------------------------------
reorganization or reclassification of the Common Stock (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company s operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be followed by a liquidation of the Company (any such transaction shall be referred to herein as an "Event", is effected in such a way that holders of common Stock are of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities or such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2. The foregoing provisions shall similarly apply to successive mergers, consolidations or sales of assets.

          2.6     Adjustment  of  Number of Shares.  Upon each adjustment in the
                  --------------------------------
Exercise Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares, purchasable immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          2.7     No  Impairment.  The  Company  shall  not, by amendment of its
                  --------------
articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights hereunder against impairment. If the Company takes any action affecting its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.


          2.8     Fractional  Shares.  No  fractional  Shares  shall be issuable
                  ------------------
upon the exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share.

          2.9     Certificate  as  to  Adjustments.  Upon  any adjustment of the
                  --------------------------------
Exercise Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

          2.10     No  Rights  of  Shareholders.  This  Warrant does not entitle
                   ----------------------------
Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder's right to purchase Shares as provided herein.


                                    ARTICLE 3
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY
                  --------------------------------------------

          3.1     Representations  and Warranties. The Company hereby represents
                  -------------------------------
and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances.

          3.2     Notice  of Certain Events. If the company proposes at any time
                  -------------------------
(a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other fights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3     Information  Rights.  So  long  as  Holder  holds this Warrant
                  -------------------
and/or any of the Shares, the company shall deliver to Holder promptly after mailing, copies of all notices or other written communications to the shareholders of the Company.

          3.4     Reservation  of  Warrant  Shares. The Company has reserved and
                  --------------------------------
will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

          3.5     Registration  Rights.  If  Holder  exercises  this Warrant and
                  --------------------
purchases some or all of the Shares, Holder shall have the Registration Rights set forth in that certain Registration Rights Agreement executed concurrently therewith.


                                    ARTICLE 4
                   REPRESENTATIONS AND COVENANTS OF THE HOLDER
                   -------------------------------------------

          4.1     Private Issue. Holder understands (i) that the Shares issuable
                  -------------
upon exercise of Holder's rights contained in the Warrant are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by the Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on Holder's representations set forth in this Article 4.

          4.2     Financial Risk.  Holder  has  such knowledge and experience in
                  --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

          4.3     Risk  of  No  Registration.  Holder  understands  that  if the
                  --------------------------
Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the Act is not in effect when it desires to sell
(i) the right to purchase Shares pursuant to the Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

          4.4     Accredited  Investor.  Holder  is  and  shall  be  on  the
                  --------------------
Conversion Date an "accredited investor," as such term is defined in Regulation D promulgated pursuant to the Act.

          4.5     Incorporation of Representations and Warranties. Holder hereby
                  -----------------------------------------------
acknowledges, affirms and renews Holder's representations and warranties set forth in Article II of the Securities Purchase Agreement and its related subsections.


                                    ARTICLE 5
                                  MISCELLANEOUS
                                  -------------


          5.1     Term.  This  Warrant  is  exercisable,  in  whole  or in part,
                  ----
at any time and from time to time on or after the Conversion Date and on or before the Expiration Date set forth above.

          5.2     Compliance  with  Securities  Laws  on  Transfer. This Warrant
                  ------------------------------------------------
may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company) and without the prior written consent of Company, which consent shall not be unreasonably withheld.

          5.3     Transfer Procedure.  Holder  agrees  that  unless  there is in
                  ------------------
effect a registration statement under the Act covering the proposed transfer of all or part of this Warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a "Transfer Notice"). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Act, except in unusual circumstances.

          5.4     Notices, etc. All notices and other communications required or
                  ------------
permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

     if to the Company, to:

     Thinka Weight-Loss Corporation
     18201 Von Karman Avenue, Suite 1170
     Irvine, CA 92612
     Telephone: 949-975-0077
     Facsimile: 949-975-1177

     with a copy to:

     LEE GODDARD LLP
     18500 Von Karman Avenue, Suite 700
     Irvine, California 92612
     Attn: Raymond A. Lee
     Telephone: 949-253-0500
     Facsimile: 949-253-0505

     if to the Holder, to:

     La Jolla Cove Investors, Inc.
     7817 Herschel Avenue, Suite 200
     La Jolla, CA 92037
     Telephone: 858-551-8789
     Facsimile: 858-551-0987

or at such other address as the Company shall have furnished to the Holder. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          5.5     Counterparts.  This agreement may be executed in any number of
                  ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile execution shall be deemed originals.

          5.6     Waiver.  This  Warrant  and  any  term  hereof may be changed,
                  ------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          5.7     Attorneys  Fees.  In  the  event  of  any  dispute between the
                  ---------------
parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

          5.8     Governing  Law;  Jurisdiction.  This Warrant shall be governed
                  -----------------------------
by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law. Each of the parties hereto consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Warrant to Purchase Common Stock to be executed and delivered on the date first above written.




Thinka Weight-Loss Corporation              La Jolla Cove Investors, Inc.

By:                                         By:
   -----------------------------               ------------------------------

Title:                                      Title:
      --------------------------                  ---------------------------

                                   APPENDIX 1

                           WARRANT NOTICE OF EXERCISE
                           --------------------------

     1. The undersigned hereby elects to purchase shares of the Common Stock of Thinka Weight-Loss Corporation pursuant to the terms of the Warrant to Purchase Common Stock issued by Thinka Weight-Loss Corporation on January 29, 2003 and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                       ----------------------------------

                       ----------------------------------

                       ----------------------------------
                               (Name and Address)



     3.     The undersigned makes the representations and covenants set forth in
Article  4  of  the  Warrant  to  Purchase  Common  Stock




------------------------------------
(Signature)



------------------------
(Date)